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                                                                    EXHIBIT 23.7

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of Ultramar Corporation on Form S-4 of our report dated September 19, 1995 (insofar as it relates to the consolidated financial statements for the year ended June 30, 1995), appearing in the Annual Report on Form 10-K of National Convenience Stores Incorporated for the year ended June 30, 1995. We also consent to the reference to us under the heading "Experts" in the Prospectus which is part of such Registration Statement.

                                          /s/ DELOITTE & TOUCHE LLP

Houston, Texas
October 25, 1996